EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 1 to the registration statement of our report dated March 13, 2014, relating to the financial statements of Property Management Corporation of America, a development stage company, and to the reference to our Firm under the caption “Experts” in the prospectus.

Li & Company, PC

June 18, 2014